NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES FIRST QUARTER 2019 RESULTS
Continuing operational outperformance, with cost savings driving cash flow higher

SPRING, Texas - April 25, 2019...Southwestern Energy Company (NYSE: SWN) today announced financial and operating results for the quarter ended March 31, 2019, the Company’s first quarter as a single-basin Appalachia producer. These results include net income of $594 million, or $1.10 per share, and adjusted net income of $145 million, or $0.27 per share. Unless otherwise noted, results are compared to the first quarter of 2018, which included contribution from Fayetteville Shale assets sold in December 2018.

•	Appalachia production up 14 percent to 182 Bcfe, liquids up 33 percent to 71,740 barrels per day, Appalachia revenue up 13 percent;

•	Generated Adjusted EBITDA of $319 million, net cash provided by operating activities of $442 million and net cash flow of $309 million;

•	Invested capital totaling $325 million in the quarter, consistent with front-loaded capital plan;

•	Improved E&P margin by 14 percent to $1.79 per Mcfe, as a result of improved differentials and lower expenses;

•	Realized a $46 million, or 32 percent, reduction in general and administrative and interest savings in the first quarter;

•	Continued strength of balance sheet with net debt to EBITDA of 1.7 times, excluding 2018 Fayetteville EBITDA, liquidity in excess of $2 billion;

•	Reduced well cost on wells to sales by 10 percent from 2018 full year average, on track to meet guidance of $875 per lateral foot for the year; and

•	Drilled five wells in excess of 15,000 feet, including an 18,683 foot state record lateral in Pennsylvania.

“These results demonstrate the exceptional quality of our Appalachia assets and the strength, resilience and operational execution capabilities of our teams, who successfully navigate through changing operating conditions,” said Bill Way, President and Chief Executive Officer, Southwestern Energy.  “Having deleveraged the balance sheet with the monetization of Fayetteville, ongoing operational improvements are driving costs lower and production higher, proof points that we are well down the transitional path back to free cash flow clearly outlined in our strategy.”

Financial Results

Southwestern Energy reported net income of $594 million or $1.10 per share for the first quarter of 2019, including a $426 million non-cash deferred income tax benefit, resulting from the release of a tax valuation allowance previously recorded against a deferred tax asset. The Company reported adjusted net income of $145 million, excluding the deferred tax benefit.

FINANCIAL STATISTICS	For the three months ended
	March 31,
(in millions)	2019	2018
Net income attributable to common stock	$594	$205
Adjusted net income attributable to common stock (non-GAAP)	$145	$162
Adjusted EBITDA (non-GAAP)	$319	$396
Net cash provided by operating activities	$442	$364
Net cash flow (non-GAAP)	$309	$358
Total capital investments (1)	$325	$338

(1)	Capital investments includes increases of $66 million and $33 million for the three months ended March 31, 2019 and 2018, respectively, relating to the change in capital accruals between periods.

Weighted average realized pricing, excluding settled derivatives, was $2.98 per Mcfe, 6 percent above the prior year. Realized pricing for natural gas was $2.95 per Mcf and reflects a discount to NYMEX of $0.20 per Mcf, $0.08 per Mcf better than the first quarter 2018. Natural gas liquids realized pricing was $14.45 per barrel, or 26 percent of West Texas Intermediate (WTI), and realized oil pricing was $45.48 per barrel, reflecting a $9.42 per barrel discount to WTI.

As of March 31, 2019, the Company had $2.3 billion of outstanding, long-term, fixed rate notes and had $2.2 billion of liquidity, including cash of $366 million. There are no material senior note maturities before 2025. The Company has no borrowings under its $2.0 billion secured credit facility, and the borrowing base was recently reaffirmed.

In the first quarter, the Company completed its $200 million authorized share repurchase program, repurchasing a total of approximately 44 million shares at an average price of $4.53 per share, resulting in an 8 percent reduction in shares outstanding.

Operational Results

Total production for the quarter was 182 Bcfe, or 2.0 Bcfe per day including natural gas production of 143 Bcf, oil production of 854 MBbls and natural gas liquids of 5.6 MMBbls. SWN invested $325 million in the first quarter, drilling 30 wells, completing 31 and placing 19 to sales.

Southwest Appalachia’s net gas production averaged 345 MMcf per day, with total liquids production averaging 71,680 barrels per day. The Company placed nine wells to sales in the quarter, with a combined initial production rate of 99 MMcfe per day, including 67% liquids, of which 4,800 barrels per day were oil, all targeting the Marcellus super rich gas window.  Well costs on wells to sales were reduced 22 percent in the quarter compared to fourth quarter 2018 with an average lateral length of 8,644 feet. The Company also drilled and cased an ultra-long lateral of approximately 18,000 feet, a division record in West Virginia.

Northeast Appalachia’s net gas production averaged 1.24 Bcf per day. The Company placed 10 wells to sales in the first quarter in Susquehanna and Tioga Counties. One of the wells in Tioga County achieved a Company record initial production rate of 39 MMcf per day on an 11,130 foot lateral. The Company also drilled a Pennsylvania state record lateral of 18,683 feet.

OPERATING STATISTICS	For the three months ended
	March 31,
	2019		2018
Production
Gas production (Bcf)	143		197
Oil production (MBbls)	854		613
NGL production (MBbls)	5,603		4,230
Total production (Bcfe)	182		226

Division Production
Northeast Appalachia (Bcf)	112		108
Southwest Appalachia (Bcfe)	70		51
Fayetteville Shale (Bcf) (1)	—		67

Average unit costs per Mcfe
Lease operating expenses	$0.90		$0.94
General & administrative expenses	$0.19	(2)	$0.21
Taxes, other than income taxes	$0.10		$0.09
Full cost pool amortization	$0.57		$0.48

(1)	The Fayetteville Shale assets were sold on December 3, 2018.

(2)	Excludes $3 million of restructuring charges (including severance) for the three months ended March 31, 2019.

Realized Prices	For the three months ended
	March 31,
	2019	2018
Natural Gas Price:
NYMEX Henry Hub price ($/MMBtu) (1)	$3.15	$3.00
Discount to NYMEX (2)	(0.20)	(0.28)
Average realized gas price per Mcf, excluding derivatives	$2.95	$2.72
Loss on settled financial basis derivatives ($/Mcf)	(0.03)	(0.11)
Gain (loss) on settled commodity derivatives ($/Mcf)	(0.08)	0.06
Average realized gas price per Mcf, including derivatives	$2.84	$2.67
Oil Price:
WTI oil price ($/Bbl)	$54.90	$62.87
Discount to WTI	(9.42)	(6.86)
Average oil price per Bbl, excluding derivatives	$45.48	$56.01
Average oil price per Bbl, including derivatives	$47.82	$56.01
NGL Price:
Average net realized NGL price per Bbl, excluding derivatives	$14.45	$15.42
Average net realized NGL price per Bbl, including derivatives	$15.05	$15.43
Percentage of WTI	26%	25%
Average net realized C3+ price per Bbl, excluding derivatives	$27.11	$36.01
Average net realized C3+ price per Bbl, including derivatives	$28.01	$36.00
Percentage of WTI	49%	57%
Total Weighted Average Realized Price:
Excluding derivatives ($/Mcfe)	$2.98	$2.81
Including derivatives ($/Mcfe)	$2.92	$2.77

(1)	Based on last day monthly futures settlement prices.

(2)	This discount includes a basis differential, a heating content adjustment, physical basis sales, third-party transportation charges and fuel charges, and excludes financial basis derivatives.

Three Months Ended March 31, 2019 E&P Division Results	Appalachia
	Northeast	Southwest
Gas Production (Bcf)	112	31
Liquids Production
Oil (MBbls)	—	849
NGL (MBbls)	—	5,602
Production (Bcfe)	112	70
Gross operated production (MMcfe/d)	1,497	1,237
Net operated production (MMcfe/d)	1,227	767

Capital investments ($ in millions)
Exploratory and development drilling, including workovers	$94	$154
Acquisition and leasehold	2	5
Seismic and other	1	—
Capitalized interest and expense	9	39
Total capital investments	$106	$198

Gross operated well activity summary
Drilled	11	19
Completed	11	20
Wells to sales	10	9

Average well cost on wells to sales (in millions)	$7.8	$8.6
Average lateral length (in ft)	7,502	8,644

Total weighted average realized price per Mcfe, excluding derivatives	$3.12	$2.76

Conference Call
Southwestern Energy will host a conference call and webcast on Friday, April 26, 2019 at 9:30 a.m. Central to discuss first quarter 2019 results. To participate, dial US toll-free 877-883-0383, or international 412-902-6505 and enter access code 6562032. The conference call will be webcast live at www.swn.com.

To listen to a replay of the call, dial 877-344-7529, international 412-317-0088, or Canada Toll Free 855-669-9658. Enter replay access code 10130076. The replay will be available until May 17, 2019.

About Southwestern Energy
Southwestern Energy Company is an independent energy company engaged in natural gas, natural gas liquids and oil exploration, development, production and marketing. For additional information, visit our website www.swn.com.

Investor Contact
Paige Penchas
Vice President, Investor Relations
(832) 796-4068
paige_penchas@swn.com

Media Contact
Jim Schwartz
Director, Corporate Communications
(832) 796-2716
jim_schwartz@swn.com

Forward Looking Statement
This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices (including geographic basis differentials); changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; natural disasters; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; the risks related to the discontinuation of LIBOR and/or other reference rates that may be introduced following the transition, including increased expenses and litigation and the effectiveness of interest rate hedge strategies; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; failure or delay in obtaining necessary regulatory approvals; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions; the impact of a prolonged federal, state or local government shutdown and threats not to increase the federal government’s debt limit; as well as changes in tax, environmental and other laws, including court rulings, applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Southwestern Energy Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	For the three months ended
	March 31,
(in millions, except share/per share amounts)	2019	2018
Operating Revenues:
Gas sales	$430	$540
Oil sales	39	35
NGL sales	81	65
Marketing	438	253
Gas gathering	—	24
Other	2	3
	990	920
Operating Costs and Expenses:
Marketing purchases	441	255
Operating expenses	165	189
General and administrative expenses	37	55
Restructuring charges	3	—
Depreciation, depletion and amortization	112	143
Taxes, other than income taxes	19	23
	777	665
Operating Income	213	255
Interest Expense:
Interest on debt	42	65
Other interest charges	1	2
Interest capitalized	(29)	(28)
	14	39

Loss on Derivatives	(32)	(7)
Other Income (Loss), Net	1	(1)

Income Before Income Taxes	168	208
Benefit from Income Taxes:
Current	—	—
Deferred	(426)	—
	(426)	—
Net Income	$594	$208
Participating securities - mandatory convertible preferred stock	—	3
Net Income Attributable to Common Stock	$594	$205

Earnings Per Common Share
Basic	$1.10	$0.36
Diluted	$1.10	$0.36

Weighted Average Common Shares Outstanding:
Basic	539,721,751	571,297,804
Diluted	541,320,487	573,844,459

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31, 2019	December 31, 2018
ASSETS	(in millions)
Current assets:
Cash and cash equivalents	$366	$201
Accounts receivable, net	390	581
Derivative assets	87	130
Other current assets	44	44
Total current assets	887	956
Natural gas and oil properties, using the full cost method, including $1,673 million as of March 31, 2019 and $1,755 million as of December 31, 2018 excluded from amortization	24,486	24,180
Gathering systems	38	38
Other	509	487
Less: Accumulated depreciation, depletion and amortization	(20,162)	(20,049)
Total property and equipment, net	4,871	4,656
Deferred tax assets	426	—
Other long-term assets	262	185
TOTAL ASSETS	$6,446	$5,797
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$52	$—
Accounts payable	626	609
Taxes payable	62	58
Interest payable	58	52
Derivative liabilities	50	79
Other current liabilities	95	48
Total current liabilities	943	846
Long-term debt	2,267	2,318
Pension and other postretirement liabilities	43	46
Other long-term liabilities	256	225
Total long-term liabilities	2,566	2,589
Commitments and contingencies
Equity:
Common stock, $0.01 par value; 1,250,000,000 shares authorized; issued 585,548,726 shares as of March 31, 2019 and 585,407,107 as of December 31, 2018	6	6
Additional paid-in capital	4,717	4,715
Accumulated deficit	(1,548)	(2,142)
Accumulated other comprehensive loss	(36)	(36)
Common stock in treasury, 44,353,224 shares as of March 31, 2019 and 39,092,537 shares as of December 31, 2018	(202)	(181)
Total equity	2,937	2,362
TOTAL LIABILITIES AND EQUITY	$6,446	$5,797

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the three months ended
	March 31,
(in millions)	2019	2018
Cash Flows From Operating Activities:
Net income	$594	$208
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	112	143
Amortization of debt issuance costs	1	2
Deferred income taxes	(426)	—
(Gain) loss on derivatives, unsettled	22	(2)
Stock-based compensation	2	4
Other	1	3
Change in assets and liabilities	136	6
Net cash provided by operating activities	442	364

Cash Flows From Investing Activities:
Capital investments	(258)	(302)
Proceeds from sale of property and equipment	—	6
Other	—	2
Net cash used in investing activities	(258)	(294)

Cash Flows From Financing Activities:
Change in bank drafts outstanding	3	—
Purchase of treasury stock	(21)	—
Preferred stock dividend	—	(27)
Cash paid for tax withholding	(1)	(1)
Net cash used in financing activities	(19)	(28)

Increase in cash and cash equivalents	165	42
Cash and cash equivalents at beginning of year	201	916
Cash and cash equivalents at end of period	$366	$958

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
	Exploration
	and	Midstream
	Production	Services		Other	Eliminations	Total
	(in millions)
Three months ended March 31, 2019
Revenues	$542	$941		$—	$(493)	$990
Marketing purchases	—	934		—	(493)	441
Operating expenses	166	(1)		—	—	165
General and administrative expenses	34	3		—	—	37
Restructuring charges	3	—		—	—	3
Depreciation, depletion and amortization	110	2		—	—	112
Taxes, other than income taxes	19	—		—	—	19
Operating income	210	3		—	—	213
Capital investments (1)	325	—		—	—	325

Three months ended March 31, 2018
Revenues	$637	$896		$—	$(613)	$920
Marketing purchases	—	819		—	(564)	255
Operating expenses	213	25		—	(49)	189
General and administrative expenses	48	7		—	—	55
Depreciation, depletion and amortization	117	26	(2)	—	—	143
Taxes, other than income taxes	21	2		—	—	23
Operating income	238	17		—	—	255
Capital investments (1)	334	4		—	—	338

(1)	Capital investments includes increases of $66 million and $33 million for the three months ended March 31, 2019 and 2018, respectively, relating to the change in capital accruals between periods.

(2)	Includes a $10 million impairment related to certain non-core gathering assets.

Hedging Summary
A detailed breakdown of Southwestern Energy’s derivative financial instruments and financial basis positions as of March 31, 2019 is shown below. Please refer to the quarterly report on Form 10-Q filed with the Securities and Exchange Commission for complete information on the Company’s commodity, basis and interest rate protection.

		Weighted Average Price per MMBtu
	Volume		Sold	Purchased	Sold	Basis
	(Bcf)	Swaps	Puts	Puts	Calls	Differential
Natural Gas
2019
Fixed price swaps	195	$2.90	$—	$—	$—	$—
Two-way costless collars	44	—	—	2.78	2.92	—
Three-way costless collars	101	—	2.46	2.88	3.22	—
Total	340
2020
Fixed price swaps	24	$2.88	$—	$—	$—	$—
Three-way costless collars	122	—	2.35	2.68	2.96	—
Total	146
2021
Three-way costless collars	37	$—	$2.35	$2.60	$2.93	$—

Basis Swaps
2019	85	$—	$—	$—	$—	$(0.50)
2020	59	—	—	—	—	(0.44)
Total	144

		Weighted Average Price per Bbl
	Volume		Sold	Purchased	Sold
	(MBbls)	Swaps	Puts	Puts	Calls
Oil
2019
Fixed price swaps (1)	921	$62.13	$—	$—	$—
Two-way costless collars	248	—	—	65.00	72.30
Three-way costless collars	412	—	45.00	55.00	63.67
Total	1,581
2020
Fixed price swaps	366	$65.68	$—	$—	$—
Two-way costless collars	366	—	—	60.00	69.80
Total	732

Propane
2019
Fixed price swaps	2,028	$31.25	$—	$—	$—
2020
Fixed price swaps	824	$27.35	$—	$—	$—
Two-way costless collars	366	—	—	25.20	29.40
Total	1,190

Ethane
2019
Fixed price swaps	2,778	$13.90	$—	$—	$—
2020
Fixed price swaps	732	$13.49	$—	$—	$—

(1)	Includes 206 MBbls of purchased fixed price oil swaps hedged at $69.10 per barrel and 1,127 MBbls of sold fixed price oil swaps hedged at $63.41 per barrel.

Financial basis positions	Volume	Basis Differential
(excludes physical positions)	(Bcf)	($/MMbtu)

Q2 2019
TCO	2	$(0.38)
Dominion South	23	$(0.54)
TETCO M3	9	$(0.43)
Total	34	$(0.50)

2019
TCO	4	$(0.38)
Dominion South	60	$(0.54)
TETCO M3	21	$(0.43)
Total	85	$(0.50)

2020
TCO	17	$(0.51)
Dominion South	18	$(0.58)
TETCO M3	24	$(0.27)
Total	59	$(0.44)

Explanation and Reconciliation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods.

One such non-GAAP financial measure is net cash flow. Management presents this measure because (i) it is accepted as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt, (ii) changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the Company may not control and (iii) changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.

Additional non-GAAP financial measures the Company may present from time to time are net debt, adjusted net income, adjusted diluted earnings per share, adjusted EBITDA and its E&P and Midstream segment operating income, all which exclude certain charges or amounts. Management presents these measures because (i) they are consistent with the manner in which the Company’s position and performance are measured relative to the position and performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

	3 Months Ended March 31,
	2019	2018
	(in millions)
Net income attributable to common stock:
Net income attributable to common stock	$594	$205
Add back:
Participating securities – mandatory convertible preferred stock	—	1
Restructuring charges	3	—
Gain on sale of assets, net	(2)	(1)
(Gain) loss on certain derivatives	22	(2)
Impairment of non-core gathering assets	—	10
Adjustments due to inventory valuation and other	—	3
Adjustments due to discrete tax items (1)	(466)	(51)
Tax impact on adjustments	(6)	(3)
Adjusted net income attributable to common stock	$145	$162

(1)
2018 primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets. The Company expects its 2019 income tax rate to be 24.5%.

	3 Months Ended March 31,
	2019	2018
Diluted earnings per share:
Diluted earnings per share	$1.10	$0.36
Add back:
Participating securities – mandatory convertible preferred stock	—	0.00
Restructuring charges	0.00	—
Gain on sale of assets, net	(0.00)	(0.00)
(Gain) loss on certain derivatives	0.04	0.00
Impairment of non-core gathering assets	—	0.02
Adjustments due to inventory valuation and other	—	0.00
Adjustments due to discrete tax items (1)	(0.86)	(0.09)
Tax impact on adjustments	(0.01)	(0.01)
Adjusted diluted earnings per share	$0.27	$0.28

(1)
2018 primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets. The Company expects its 2019 income tax rate to be 24.5%.

	3 Months Ended March 31,
	2019	2018
	(in millions)
Net cash flow provided by operating activities:
Net cash provided by operating activities	$442	$364
Add back:
Changes in operating assets and liabilities	136	6
Restructuring charges	3	—
Net cash flow	$309	$358

	3 Months Ended March 31,
	2019	2018
	(in millions)
EBITDA:
Net income	$594	$208
Add back:
Interest expense	14	39
Income tax expense (benefit)	(426)	—
Depreciation, depletion and amortization	112	143
Restructuring charges	3	—
Gain on sale of assets, net	(2)	(1)
Loss on foreign currency adjustment	—	3
(Gain) loss on certain derivatives	22	(2)
Stock based compensation expense	2	6
Adjusted EBITDA	$319	$396

March 31, 2019
(in millions)
Total debt	$2,319
Subtract:
Cash and cash equivalents	(366)
Net debt	$1,953

March 31, 2019
(in millions)
Net debt	$1,953
Adjusted EBITDA (1)	$1,131
Net debt to EBITDA	1.7x

(1)	Includes Adjusted EBITDA of $1,408 million for the twelve months ended March 31, 2019 less $277 million of EBITDA generated by Fayetteville E&P and Midstream prior to the December 2018 divestiture.